Exhibit 99.1

TransCode Therapeutics Reports 2021 Results; Provides Business Update

March 31, 2022

Company to host investor update call Thursday, April 7, at 4:30 p.m. ET

BOSTON, March 31, 2022 (GLOBE NEWSWIRE) -- TransCode Therapeutics, Inc. (NASDAQ: RNAZ), the RNA oncology company committed to defeating cancer using RNA therapeutics, today reported financial results for 2021 and recent business progress.

“2021 was a foundational year for TransCode, highlighted by our successful IPO on Nasdaq in July,” said Michael Dudley, co-founder, president and CEO of TransCode. “With resources from the IPO, as well an important Small Business Innovation Research (SBIR) grant, we drove significant progress across the organization, including key additions to our team that bring valuable expertise, and continued advancement of our lead candidate and our preclinical development programs. We are now building on this foundation as we move toward clinical development which we expect will demonstrate the power and versatility of our TTX platform in solving the challenges of RNA delivery in oncology.”

TransCode Therapeutics co-founder and Chief Technology Officer, Dr. Zdravka Medarova, added, “We are on track to submit an exploratory Investigational New Drug Application (eIND) this year to test our lead therapeutic candidate, TTX-MC138, in a Phase 0 study in metastatic solid tumors. We believe this study has the potential to establish proof-of-mechanism for our platform, upon which we hope to build a broad and diverse pipeline of therapeutics and diagnostics with the potential to reach previously undruggable genetic targets.”

Key 2021 Highlights

•	Completed an over-subscribed initial public offering on Nasdaq in July, raising gross proceeds of $28.8 million; the Company’s outstanding convertible promissory notes were converted into common stock upon completion of the IPO.

•	Expanded the leadership team with the appointment of TransCode’s scientific co-founder, Zdravka Medarova, Ph.D., as Chief Technology Officer effective October 1. Dr. Medarova is a leader in the field of non-coding RNA delivery to cancer and has authored multiple high-impact publications on the topic of RNA delivery, nanotechnology, and the biology of cancer metastasis. Leadership team further strengthened in 2021 with additional key appointments, including:

Susan Duggan as VP of Clinical Operations, Dustan Bonnin as VP of Corporate Strategy and Subrata Ghosh, Ph.D., as Principal Scientist; and
Dejan Juric, M.D., appointed to the Scientific Advisory Board. Dr. Juric, a renowned expert in personalized cancer medicine and a breast cancer specialist, serves as director of the Henri and Belinda Termeer Center for Targeted Therapies and Investigational Cancer Therapeutics Program at Massachusetts General Hospital.

•	Awarded a Fast-Track Small Business Innovation Research (SBIR) grant from National Institutes of Health (NIH), totaling $2.3 million. The award is a fast track award based on milestones achievement, to support the clinical evaluation of TTX-MC138, including translational experiments to identify and optimize a method for measuring miR-10b expression in breast cancer clinical samples, as well as IND-enabling activities and measurement of delivery of TTX-MC138.

Expected Upcoming Milestones

TransCode’s goals to continue to advance its portfolio include:

•	TTX-MC138

Submission to FDA of an eIND application for First-in-Human (FIH) clinical trial.
Initiation of a FIH Phase 0 clinical study evaluating delivery of TTX-MC138 to metastatic lesions in 10 Stage IV patients with solid tumors
Concurrent completion of IND-enabling studies to support filing of an IND application for a Phase I clinical trial of TTX-MC138.

•	Publication of preclinical results supporting the lead therapeutic candidate TTX-MC138 in pancreatic cancer and glioblastoma multiforme.

•	Continuation of preclinical studies for therapeutic candidates TTX-RIGA, TTX-siPDL1, and TTX-siLin28b.

2021 Financial Highlights (in millions)

•	Cash:	$ 20.8
•	R&D Expenses:	$ 2.8
•	G&A Expenses:	$ 3.4
•	Operating Loss:	$ 6.8

Financial Guidance

TransCode expects that its cash of $20.8 million as of December 31, 2021, together with additional funding expected from an April 2021 SBIR award, are sufficient to fund planned operations into the first quarter 2023 but not for a full 12 months from the date of our financial statements.

Conference Call

The Company will host an investor conference call at 4:30 p.m. ET on April 7, 2022. A question-and-answer session will follow management’s presentation.

U.S. Dial-In: (844) 654-7479

International Dial-In: (661) 378-9447

If you are unable to participate during the live call, the call will be recorded and later made available on the Company's website.

About TransCode Therapeutics

TransCode is an RNA oncology company created on the belief that cancer can be defeated using RNA therapeutics. The Company has created a platform of drug candidates designed to target a variety of tumor types with the objective of significantly improving patient outcomes. The Company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic cancer, which is believed to cause approximately 90% of all cancer deaths totaling over nine million per year worldwide. The Company believes that TTX-MC138 has the potential to produce regression without recurrence in a range of cancers, including breast, pancreatic, ovarian and colon cancer, glioblastomas and others. Two of the Company’s other drug candidates, TTX-siPDL1 and TTX-siLIN28B, focus on treating tumors by targeting PD-L1 and LIN28B, respectively. The Company is also developing other therapeutic candidates and diagnostic products related to its planned therapeutics business.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the timing and outcome of expected regulatory filings and clinical trials, including the filing of an eIND for the planned first-in-human study of TTX-MC138, statements concerning the expected timing and outcome of this trial, including whether this trial will demonstrate proof-of-concept, statements concerning financial results, financial condition, and financial expectations, statements concerning patent applications, and statements concerning TransCode’s development programs and TTX technology platform generally. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk associated with drug discovery and development; the risk that the results of our planned clinical trials will not be consistent with our pre-clinical studies or expectations; risks associated with the timing and outcome of TransCode s planned regulatory submissions; risks associated with TransCode’s planned clinical trials for its product candidates; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with TransCode’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; the risk of competition from other companies developing products for similar uses; risks associated with TransCode’s financial condition and its need to obtain additional funding to support its business activities, including TransCode’s ability to continue as a going concern; risks associated with TransCode’s dependence on third parties; and risks associated with the COVID-19 coronavirus. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause TransCode’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in TransCode’s Annual Report on Form 10-K for the period ended December 31, 2021, as well as discussions of potential risks, uncertainties and other important factors in any subsequent TransCode filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release; TransCode undertakes no duty to update this information unless required by law.

For more information, please contact:

TransCode Therapeutics, Inc.

Alan Freidman, VP Investor Relations

alan.freidman@transcodetherapeutics.com

Dave Gentry, CEO
RedChip Companies

Office: 1.800.RED.CHIP (733.2447)

Cell: 407.491.4498

RNAZ@redchip.com